UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 Bren Road West Minnetonka, MN 55343 (Address of principal executive offices)

(952) 930-6000 (Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Item 5. Other Events

     On June 15, 2004, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc., entered into an agreement and plan of merger (the “Merger Agreement”) with Leio Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AMS; TherMatrx, Inc., a Delaware corporation (“TherMatrx”); TherMatrx Investment Holdings LLC and BSD Medical Corporation (“BSD”), principal stockholders; and TherMatrx Investment Holdings LLC, as stockholders’ representative. Pursuant to the Merger Agreement, Leio Acquisition Corp. will merge with and into TherMatrx and TherMatrx will become a wholly-owned subsidiary of AMS.

     AMS will pay TherMatrx stockholders cash in the amount of $40 million, subject to certain adjustments, at closing. AMS will deposit $4 million of the closing payment in escrow to be held for six months after closing of the merger to cover certain contingencies, and the balance will be distributed to holders of TherMatrx stockholders. In addition to the initial closing payment, AMS will make contingent payments equal to four times net product revenues attributable to sales of the TherMatrx Dose Optimized Thermotherapy product over a period of six consecutive AMS fiscal quarters (beginning on July 5, 2004, and ending on December 31, 2005), beginning with the first quarter in which cumulative revenues from the sale of the TherMatrx product exceed an aggregate of $10 million, less $40 million. The contingent payments are subject to certain rights of set-off. The maximum amount of the purchase price is $250 million. American Medical Systems Holdings, Inc. has agreed to guarantee performance of all of AMS’s obligations under the Merger Agreement.

     The consummation of the merger is subject to customary conditions, including, among other things, anti-trust approvals. Holders of a majority of TherMatrx stock have approved the transation. The parties expect to close the merger in early July 2004.

     In a conference call with investors discussing the transaction held on June 16, 2004, the company stated that it believes the transaction will not be dilutive to earnings in the second half of 2004 and may add $07 — $.10 per share to earnings in 2005.

     A copy of the Merger Agreement and the press release announcing the merger are included as exhibits to this report and are incorporated herein by reference.

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Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2004, among American Medical Systems, Inc.; Leio Acquisition Corp.; TherMatrx, Inc.; TherMatrx Investments Holdings LLC and BSD Medical Corporation, as Principal Stockholders, and TherMatrx Investments Holdings LLC, as Stockholders’ Representative *

99.1	Press Release of American Medical Systems, Inc. issued June 15, 2004.

*	Exhibits and Schedules to the Merger Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
	By:	/s/ M. James Call
M. James Call
June 16, 2004		Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 15, 2004, among American Medical Systems, Inc.; Leio Acquisition Corp.; TherMatrx, Inc.; TherMatrx Investments Holdings LLC and BSD Medical Corporation, as Principal Stockholders, and TherMatrx Investments Holdings LLC, as Stockholders’ Representative *
99.1	Press Release of American Medical Systems, Inc. issued June 15, 2004.

*	Exhibits and Schedules to the Merger Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

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